Exhibit 10.6

ENDAVA

2018 SHARESAVE PLAN

Adopted by the Board on 16 April 2018 and approved by Shareholders on 3 May 2018

Registered with HM Revenue & Customs on [DATE] 2018 under number [NUMBER].

COOLEY (UK) LLP, DASHWOOD, 69 OLD BROAD STREET, LONDON EC2M 1QS, UK
T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM

ENDAVA
2018 SHARESAVE PLAN

1.	Interpretation

1.1	The following definitions and rules of interpretation apply in the Plan.
ADSs: American Depositary Shares, representing Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6.
Adoption Date: the date of the adoption of the Plan by the Company.
Applicable Laws: shall mean any applicable law, including without limitation: (a) the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Options are granted; and (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. federal, state, local or foreign, applicable in the United Kingdom, United States or any other relevant jurisdiction.
Associated Company: has the meaning given in paragraph 47 of Schedule 3.
Board: the board of directors of the Company or a committee of directors appointed by that board to carry out any of its functions under the Plan.
Bonus Date: the earliest date on which a bonus is payable under the relevant Savings Contract.
Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.
Company: Endava [PLC] incorporated and registered in England and Wales with number 05722669.
Constituent Company: any of the following:

(a)	the Company; and

(b)	any Eligible Company specified by the Board (at the relevant time) to be a Constituent Company.
Control: has the meaning given in section 719 of ITEPA 2003.
Eligible Company: any company of which the Company has Control.
Eligible Employee: a person who satisfies the following conditions:

(a)	is an employee (but not a director) of a Constituent Company;

(b)	is an executive director of a Constituent Company who is required to devote at least 25 hours per week (excluding meal breaks) to their duties;

(c)	has earnings from the office or employment within (a) or (b) above that are general earnings (or would be, if there were any) subject to section 15 of ITEPA 2003;

(d)
on the relevant Grant Date, meets any qualifying period of continuous service with an Eligible Company (not exceeding five years before the Grant Date) that the Board may from time to time specify under rule 4.5;

(e)	any other employee or executive director of a Constituent Company who is nominated to participate by the Board.
Exercise Price: the price (which shall be in pounds sterling) at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to rule 21):

(a)	if Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the nominal value of a Share; and

(b)	may not be less than 80% of the Market Value of a Share on the relevant Invitation Date.
Expected Repayment:

(a)
in relation to any Option for which the Repaid Amount under the linked Savings Contract will be taken as including a bonus, the aggregate of the maximum amount of contributions repayable under the Savings Contract and the amount of any bonus and/or interest payable under the Savings Contract at the Bonus Date; and

(b)
in relation to any Option for which the Repaid Amount under the linked Savings Contract will be taken not to include any bonus, the maximum amount of contributions repayable under the Savings Contract.

Grant Date: the date on which an Option is granted under the Plan.
HMRC: HM Revenue & Customs.
Invitation Date: a date on which invitations to apply for Options are, were, or are to be issued under the Plan.
ITEPA 2003: the Income Tax (Earnings and Pensions) Act 2003.
Key Feature: has the meaning given in paragraph 40B(8) of Schedule 3.
Market Value: the market value determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, and any relevant published HMRC guidance, on the relevant date. If Shares are subject to a Relevant Restriction, Market Value shall be determined as if they were not subject to a Relevant Restriction.
NYSE Listing Date: the first date upon which the Shares are listed (or approved for listing) upon notice of issuance on the New York Stock Exchange.
Option: a right to acquire Shares granted under the Plan.
Option Certificate: a certificate setting out the terms of an Option.
Option Holder: an individual who holds an Option.
Personal Data: any personal information which could identify an Eligible Employee or Option Holder.
Plan: this 2018 Sharesave Plan, as amended from time to time.
Redundancy: has the meaning given by the Employment Rights Act 1996.

Relevant Restriction: a provision included in any contract, agreement, arrangement or condition to which any of sections 423(2), 423(3) and 423(4) of ITEPA 2003 would apply if references in those sections to employment-related securities were references to Shares.
Repaid Amount: the amount received by way of repayments of contributions and payments of bonus or interest (if any) under the Savings Contract linked to the relevant Option. The Repaid Amount will not include the amount of any bonus, if the Board decides that it will not under rule 4.1 and notifies this to Option Holders at the Grant Date under rule 10.4.
Rollover Period: any period during which Options may be exchanged for options over shares in another company under paragraph 38 of Schedule 3.
Savings Arrangement: a certified SAYE savings arrangement (as defined in section 703 of the Income Tax (Trading and Other Income) Act 2005) that is nominated by the Board and by an officer of HMRC for the purposes of Schedule 3.
Savings Contract: a savings contract under a Savings Arrangement.
SAYE Code: has the meaning given in section 516(3) of ITEPA 2003.
Schedule 3: Schedule 3 to ITEPA 2003.
Schedule 3 SAYE option scheme: a scheme that meets the requirements of Schedule 3.
scheme-related Employment: the office or employment by virtue of which a person is or was eligible to become an Option Holder.
Share Incentive Scheme: any arrangement to provide employees and/or directors with Shares.
Shares: ordinary shares in the Company (subject to rule 21) that meet the requirements of paragraphs 18 to 20 and paragraph 22 of Schedule 3.
Taxable Year : either:

(a)	the calendar year; or

(b)	if it ends later than the relevant calendar year, the 12 month period for which the company that employs the Option Holder is obliged to pay tax.

1.1.	Rule headings shall not affect the interpretation of the Plan.

1.2.	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.3.	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.4.	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.5.	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.6.	A reference to writing or written includes fax and email.

1.7.	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.8.
A reference to the Plan or to any other agreement or document referred to in the Plan is a reference to the Plan or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of the Plan) from time to time.

1.9.	References to rules are to the rules of the Plan.

1.10.
Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2.	Period of operation of the Plan
Invitations to participate in the Plan may only be issued between:

(a)	the Adoption Date; and

(b)	the tenth anniversary of the Adoption Date.

3.	Issue of invitations

3.1	Subject to rule 2 invitations to apply for Options may be issued at any time.

3.2	Invitations to apply for Options must not be issued at any time if it would be in breach of Applicable Laws.

4.	Board decisions regarding issue of invitations
On each occasion that the Board decides to issue invitations to apply for Options, the Board must also decide:

4.1	whether or not Repaid Amounts will be taken to include a bonus;

4.2
whether to invite applications for three-year Options or five-year Options (or Options of such other standard periods as may then be available under the HM Treasury specifications for certified savings arrangements), or to offer a choice between those Option periods;

4.3
the minimum monthly contribution to be made under a Savings Contract linked to any Option granted as a result of the invitations. This must be between £5 and £10 (or any other minimum or maximum amounts specified in the HM Treasury specifications or Schedule 3 from time to time);

4.4	the maximum number, if any, of Shares over which Options may be granted on this occasion;

4.5
the minimum qualifying period of service, if any, with an Eligible Company for the purposes of defining who will be an Eligible Employee. This may not be longer than five years or any other maximum period then specified in paragraph 6(2)(b) of Schedule 3;

5.	Invitations must be issued to all Eligible Employees
On each occasion that the Board decides to issue invitations to apply for Options, those invitations must be sent to all Eligible Employees.

6.	Content of invitations to apply for Options

6.1	Invitations to apply for Options must be in a form approved by the Board and must:

(a)	comply with rule 6.2;

(b)	include or be accompanied by invitations to apply to enter into appropriate Savings Contracts; and

(c)	include a statement that each invitation is subject to these rules, the relevant Savings Contract prospectus and the SAYE Code and that those provisions will prevail over any conflicting statement.

6.2	Each invitation must specify (without limitation):

(a)	the minimum monthly contribution determined by the Board under rule 4.3;

(b)	the Exercise Price, or the method by which that Exercise Price will be notified to Eligible Employees;

(c)	whether Repaid Amounts will be taken to include a bonus;

(d)
whether applications may be made for three-year Options or five-year Options (or Options of such other standard periods as may then be available under the HM Treasury savings arrangement specifications) or whether there is a choice between those Option periods;

(e)
any limit on the number of Shares that may be placed under Option under rule 4.4, and, if there is such a limit, that applications will be scaled down in accordance with rule 9 if applications are received in excess of the limit;

(f)
that, to be considered for the grant of Options, completed applications should be received by the Board, or any person nominated to receive applications on behalf of the Board, by 5pm on the day falling 21 days after the Invitation Date; and

(g)	any minimum qualifying period of service which applies for the purpose of determining who is an Eligible Employee.

6.3	Any accidental failure or omission to deliver an invitation to any Eligible Employee will not invalidate the grant of Options.

7.	Applications for Options
Each application for an Option must be in a form approved by the Board and must:

(a)	state the period of the Option applied for;

(b)	incorporate or be accompanied by a completed application form to enter into a Savings Contract, in which the applicant agrees to make a monthly contribution of a specified amount;

(c)
state that, when aggregated with contributions made by the applicant under any other savings contracts linked to Schedule 3 SAYE option schemes, the proposed contribution will not exceed the maximum then permitted by paragraph 25(3)(a) of Schedule 3;

(d)	if a limit has been specified under rule 4.4, state that, if applications are scaled down, applicants agree to the amendment or withdrawal of their applications in accordance with rule 9;

(e)	authorise the Company to deduct the appropriate monthly contribution from the applicant's pay and pay those deductions to the Savings Contract provider;

(f)	include the applicant's agreement to be bound by the terms of the Plan; and

(g)	state that:

(i)	the application is subject to these rules, the relevant Savings Contract prospectus and the SAYE Code; and

(ii)	those provisions will prevail over any conflicting statement.

8.	Expected Repayment must equal aggregate Exercise Price

8.1	The Expected Repayment under a Savings Contract must, as nearly as possible, equal the amount required to be paid to exercise the linked Option in full.

8.2
Each application under rule 7 will be treated as being for an Option over the largest whole number of Shares that can be acquired at the relevant Exercise Price with the Expected Repayment under the linked Savings Contract.

9.	Scaling Down

9.1
If the Board has specified a limit under rule 4.4 for a particular set of invitations and, in response to those invitations, the Board receives applications for Options over a total number of Shares which exceeds that limit, the Board shall scale down applications as set out in this rule 9.

9.2	Applications for Options shall be scaled down using the first of the methods in this rule 9 that will ensure that the limit the Board has specified under rule 4.4 is not exceeded.

9.3	The methods to be used to scale down applications are as follows:

(a)
if Repaid Amounts were intended to be taken to include a bonus, each application will instead be treated as an application for an Option under which Repaid Amounts will not be taken to include a bonus;

(b)	Repaid Amounts will not be taken to include a bonus and the amount by which the monthly savings contribution specified in each application exceeds £50 will be reduced pro rata; and

(c)
Repaid Amounts will not be taken to include a bonus and the amount by which the monthly savings contribution specified in each application exceeds the minimum contribution amount specified under rule 4.3 will be reduced pro rata.

9.4	If scaling down cannot be achieved by any of the methods set out in rule 9.3:

(a)	the Board may decide not to continue with scaling down and decide instead that no Options will be granted as a result of the relevant invitations; or

(b)
if the Board decides to continue with scaling down, applicants will be selected by lot, and each selected applicant will be taken to apply for an Option of the shortest period and a monthly savings contribution of the minimum contribution amount that are specified in the invitation.

10.	Grant of Options

10.1	An Option can only be granted to a person who is an Eligible Employee on the Grant Date.

10.2	Subject to rule 10.1 and rule 9.4, the Board must grant an Option to each person who has submitted a valid application under rule 7.

10.3	Each Option must be granted over the number of Shares for the relevant application determined in accordance with rule 8 and, if appropriate rule 9.

10.4	The Board must notify Option Holders at the Grant Date whether or not Repaid Amounts will be taken to include any bonus. This will be determined at the time of grant of each Option in accordance with:

(a)	the determination of the Board under rule 4.1; and

(b)	if the relevant applications were scaled down, the application of rule 9.

10.5	Options must be granted:

(a)	unless applications were scaled down under rule 9, not later than 30 days after the earliest date by reference to which Market Value was determined for the purpose of setting the Exercise Price; and

(b)	if applications were scaled down under rule 9, not later than 42 days after the earliest date by reference to which Market Value was determined for the purpose of setting the Exercise Price.

10.6	Options must not be granted at any time when that grant is prohibited by, or in breach of, any Applicable Laws.

10.7	Options are granted by the Company in a manner approved by the Board.

10.8	A single grant instrument (a deed poll) may be used to grant any number of Options.

10.9	The Company must not require any amount to be paid in consideration of the grant of an Option.

11.	Option Certificates

11.1	The Board must issue to each Option Holder an Option Certificate (in a form approved by the Board) as soon as possible after the Grant Date.

11.2	Each Option Certificate must set out (without limitation):

(a)	the Grant Date of the Option;

(b)	the number and class of the Shares over which the Option is granted;

(c)	the Exercise Price;

(d)	that the Option may be exercised from the Bonus Date of the Savings Contract linked to the Option, unless the Option lapses or becomes exercisable under these rules before that date;

(e)
that the Option will lapse on the date falling six months after the Bonus Date of the Savings Contract linked to the Option, unless it has been exercised or has lapsed under these rules before then (or a later lapse date applies under rule 16);

(f)	a statement that:

(i)	the Option is subject to these rules and the SAYE Code;

(ii)	those provisions prevail over any conflicting statement relating to the Option's terms; and

(g)	a statement specifying whether or not the Shares are subject to any Relevant Restriction and, if so, details of the Relevant Restriction.

12.	Overall limits on grants
Subject to adjustment under rule 20 and the terms of this rule 12, Options may be granted under the Plan (taking account of options granted under any of the overseas plans established pursuant to rule 23.3) in an aggregate amount up to 535,000 Shares (the Share Reserve). In addition, the Share Reserve will automatically increase on January 1st of the year following the year in which the NYSE Listing Date occurs and ending on (and including) January 1, 2028, in an amount equal to 2% of the total number of Shares outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence.
If all or any part of an Option or option granted under any of the overseas plans established pursuant to rule 23.3 expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, or cancelled without having been fully exercised, the unused Shares covered by the Option or option granted under any of the overseas plans established pursuant to rule 23.3 will, as applicable, become or again be available for Option grants under the Plan.

13.	Exercise of Options: general rules

13.1	Subject to rule 13.3, rule 14 and rule 19, an Option may only be exercised:

(a)	when the Option Holder is an Eligible Employee; and

(b)	at any time within six months after the Bonus Date of the Savings Contract linked to that Option.

13.2	An Option cannot be exercised when exercise would be prohibited by Applicable Laws.

13.3	An Option Holder who is a director or employee of an Associated Company may exercise an Option at any time within six months after the Bonus Date of the Savings Contract linked to that Option.

13.4
An Option Holder who is subject to taxation in the USA (or their personal representatives) may exercise an Option under any rule of the Plan in the period ending on the 15th day of the third month following the end of the Taxable Year in which the Option first becomes exercisable, if that day falls before the date on which the relevant exercise period would otherwise end under these rules.

13.5	If a Repaid Amount is insufficient to exercise the Option linked to the relevant Savings Contract in full:

(a)	the aggregate Exercise Price paid to exercise the Option may not exceed the Repaid Amount; and

(b)
the number of Shares acquired on exercise of the Option may not exceed the number obtained by dividing the Repaid Amount by the Exercise Price for the Option and, if the result of that division is not a whole number, rounding it down to the nearest whole number.

14.	Exercise after Plan-related Employment ends

14.1	An Option Holder who has ceased to hold Plan-related Employment for one of the reasons listed in rule 14.2 may exercise an Option at any time in the period ending on the earliest to occur of:

(a)	the date falling six months after the date on which the Plan-related Employment ceased; and

(b)	the date falling six months after the Bonus Date of the Savings Contract linked to that Option.

14.2	Options may be exercised as set out in rule 14.1 if Plan-related Employment ends for one of the following reasons:

(a)	injury;

(b)	disability;

(c)	Redundancy;

(d)	retirement;

(e)	a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006;

(f)
if the Option Holder holds office or is employed in a company which is an associated company (which has the meaning given in paragraph 35(4) of Schedule 3, and not the meaning given to "Associated Company" in Rule 1.1), that company ceasing to be an associated company by reason of a change of control. For the purposes of this rule, "control" has the meaning given in section 450 to 451 of the Corporation Tax Act 2010 and not the meaning given to "Control" in Rule 1.1.

14.3
An Option Holder who ceases to hold Plan-related Employment for any reason other than one listed in rule 14.2 may exercise an Option granted more than three years before the date on which Plan-related Employment ceased at any time in the period ending on the earliest to occur of:

(a)	the date falling six months after the date on which the Plan-related Employment ceased; and

(b)	the date falling six months after the Bonus Date of the Savings Contract linked to that Option.

14.4	An Option Holder will not be treated as ceasing to hold Plan-related Employment until that Option Holder ceases to hold any office or employment with:

(a)	the Company;

(b)	any Eligible Company or other company that is controlled by the Company; or

(c)	any company that:

(i)	controls the Company; or

(ii)	is controlled by a person or persons who also control the Company.
In this rule, "control" has the meaning given in section 450 to 451 of the Corporation Tax Act 2010 and not the meaning given to "Control" in rule 1.1.

15.	Exercise after the Option Holder's death
Subject to rule 13.4, an Option may be exercised by the Option Holder's personal representatives at any time in the period starting immediately after the date of death and ending:

(a)	if the Option Holder died before the Bonus Date of the Savings Contract linked to that Option, the date falling 12 months after the date of death; or

(b)	if the Option Holder died on or within six months after the Bonus Date of the Savings Contract linked to that Option, the date falling 12 months after that Bonus Date.

16.	Lapse of Options

16.1
Options may not be transferred or assigned or have any charge or other security interest created over them. An Option will lapse if the relevant Option Holder attempts to do any of those things. The transmission of an Option to an Option Holder's personal representatives on the death of the Option Holder will not cause an Option to lapse.

16.2	An Option will lapse on the earliest of the following:

(a)	any attempted action by the Option Holder falling within rule 16.1;

(b)	the date falling six months after the Bonus Date of the Savings Contract linked to the Option, if the Option Holder is alive at that time;

(c)	when the Option Holder's Plan-related Employment ceases, if the Option may not then be exercised after cessation under any part of rule 13 and the Option Holder is alive at that time;

(d)
unless non-payment arises when the Option may be exercised under rule 14 or rule 15 or when the Option may be exercised or exchanged under rule 19, the seventh occasion on which the Option Holder omits to make a payment under the Savings Contract linked to the Option;

(e)
unless notice is given when the Option may be exercised under rule 14 or rule 15 or when the Option may be exercised or exchanged under rule 19, the Option Holder giving notice to terminate that Savings Contract;

(f)	at the end of any period during which the Option may be exercised under rule 14, unless that period ended on the Option Holder's death;

(g)	if the Option Holder has died:

(i)	before the Bonus Date of the Savings Contract linked to the relevant Option, the date falling 12 months after the date of death; or

(ii)	on or within six months after the Bonus Date of the Savings Contract linked to the relevant Option, the date falling 12 months after that Bonus Date;

(h)	the time specified for the lapse of the Option under rule 19; and

(i)	the bankruptcy of the Option Holder.

16.3	Where any part of rule 16.2 refers to the end of an exercise period, the end of the period must be determined without reference to rule 13.4, if it applies.

17.	Exercise of Options: process

17.1	An Option may be exercised by the Option Holder giving a written exercise notice to the Company, that must:

(a)	set out the number of Shares over which the Option Holder wishes to exercise the Option. If that number exceeds the number over which the Option may be validly exercised at the time:

(i)	the Option shall be treated as exercised only in respect of that lesser number; and

(ii)	any excess amount paid to exercise the Option must be refunded;

(b)	be made using a form approved by the Board; and

(c)	if the Company so requires, be accompanied by the relevant Option Certificate.

17.2
An exercise notice must be accompanied by a payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice, that is, or is derived from, the relevant Repaid Amount. If the Savings Contract provider permits, payment may take the form of a valid direction to the Savings Contract provider to repay to the Company the whole amount due to the Option Holder under the Savings Contract linked to the relevant Option.

17.3	Any exercise notice will be invalid to the extent that it is inconsistent with the Option Holder's rights and obligations under these rules and the relevant Option;

17.4	The Company may permit the Option Holder to correct any defect in an exercise notice (but is not obliged to do so). The date of any corrected exercise notice will be the date of the correction.

17.5	Shares must be allotted and issued (or transferred, as appropriate) within 30 days after a valid Option exercise, subject to the other rules of the Plan.

17.6
Except for any rights determined by reference to a date before the date of allotment, Shares allotted and issued in satisfaction of the exercise of an Option will rank equally in all respects with the other shares of the same class in issue at the date of allotment.

17.7
Shares transferred in satisfaction of the exercise of an Option must be transferred free of any lien, charge or other security interest, and with all rights attaching to them, other than any rights determined by reference to a date before the date of transfer.

17.8
If the Shares are listed or traded on any stock exchange, the Company must apply to the appropriate body for any newly issued Shares allotted on exercise of an Option to be listed or admitted to trading on that exchange.

18.	Relationship with employment contract

18.1	The rights and obligations of any Option Holder under the terms of the office or employment with any company will not be affected by being an Option Holder.

18.2	The value of any benefit realised under the Plan by Option Holders will not be taken into account in determining any pension or similar entitlements.

18.3
Option Holders and the directors and employees of Constituent Companies and Associated Companies (past and present) have no rights to compensation or damages on account of any loss in respect of the Plan where such loss arises (or is claimed to arise), in whole or in part, from termination of office or employment with any company. This exclusion of liability applies however termination of office or employment is caused and however compensation or damages may be claimed.

18.4
Option Holders and the directors and employees of Constituent Companies and Associated Companies (past and present) have no rights to compensation or damages on account of any loss in respect of the Plan (however the relevant circumstances are caused, and however compensation or damages may be claimed) where such loss arises (or is claimed to arise), in whole or in part, from:

(a)	any company ceasing to be a Constituent Company;

(b)	any company ceasing to be an Associated Company;

(c)	the transfer of any business from a Constituent Company to any person which is neither a Constituent Company nor an Associated Company;

(d)	any change to invitations made under the Plan, including any variation of their terms or timing, or their complete suspension or termination;

(e)	the lapse of any Option;

(f)	any failure by the Board to nominate an Eligible Company to be a Constituent Company; or

(g)	any failure by the Board to make an invitation to apply for an Option to any person who is not at the relevant time an Eligible Employee, where it is in the Board's discretion to do so.

19.	Exercise of Options on takeover or other corporate event

19.1	For the purposes of rule 19 and rule 20, a Relevant Event means:

(a)	a person (the Controller) obtaining Control of the Company as a result of:

(i)
making a general offer to acquire the whole of the issued share capital of the Company (except for any capital already held by the Controller or any person connected with the Controller) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or

(ii)
making a general offer to acquire all the shares in the Company (except for any shares already held by the Controller or any person connected with the Controller) that are of the same class as the Shares; or

(b)	the court sanctioning a compromise or arrangement under section 899 of the Companies Act 2006 that is applicable to or affects:

(i)	all the ordinary share capital of the Company or all the shares of the same class as the shares to which the Option relates; or

(ii)
all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE option scheme; or

(c)	shareholders becoming bound by a non-UK reorganisation (as defined in paragraph 47A of Schedule 3) that is applicable to or affects:

(i)	all the ordinary share capital of the Company or all the shares of the same class as the shares to which the Option relates; or

(ii)
all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE option scheme; or

(d)	a person becoming bound or entitled to acquire Shares under sections 979 to 985 of the Companies Act 2006.

19.2	Subject to rule 20, if a Relevant Event occurs, an Option may be exercised:

(a)	within six months of a Relevant Event occurring under rule 19.1(a), rule 19.1(b), or rule 19.1(c);

(b)	at any time after a Relevant Event occurring under rule 19.1(d), for as long as that person remains so bound or entitled.
The Option shall lapse when it is no longer capable of being exercised under this rule 19.2 or released pursuant to rule 20.

19.3
If, as a result of a change of Control in the circumstances set out below, Shares will no longer satisfy the requirements of Part 4 of Schedule 3, Options may be exercised within the period of 20 days following the change of Control. The circumstances are:

(a)	a Relevant Event specified in rule 19.1(a); or

(b)	a change of Control occurs as a result of a Relevant Event specified in rule 19.1(b), rule 19.1(c) or rule 19.1(d).
If an Option is not then exercised, it will lapse on the expiry of 20 days following the change of Control.

19.4
If the Board reasonably expects a Relevant Event to occur, the Board may make arrangements permitting Options to be exercised during a period of 20 days ending with the Relevant Event. If an Option is exercised under this rule 19.4, it will be treated as having been exercised in accordance with rule 19.2.

19.5	If the Board makes arrangements for the exercise of Options under rule 19.4:

(a)	unless the Board determines otherwise any Option not exercised in accordance with those arrangements will lapse on the date of Relevant Event; and

(b)	if the Relevant Event does not occur within 20 days of the date of purported exercise, the Option shall be treated as not having been exercised.

19.6
If a Relevant Event takes place in the course of any corporate reconstruction or reorganisation under which the ultimate beneficial ownership of the business of the Group Companies will remain the same, and the company that obtains Control offers to grant New Options (as defined below) in accordance with rule 20.1, then the Board may determine that:

(a)	Options may not be exercised; and

(b)	all Old Options shall lapse at the end of the Rollover Period to the extent that they are not released under rule 20.1.

19.7	In this rule 19 (but not rule 20.1), a person (P) will be deemed to have obtained Control of a company if P, and others acting with P, have obtained Control of it together.

19.8	If the Company passes a resolution for voluntary winding up, any Option may be exercised within six months after the resolution is passed, and it will lapse at the end of that period.

19.9	The Board must notify Option Holders of any event that may trigger the exercise of Options under this rule 19 within a reasonable period after the Board becomes aware of it.

20.	Rollover of Options

20.1
If as a result of a Relevant Event a company has obtained Control of the Company, each Option Holder may, by agreement with that company (Acquiring Company) within the Rollover Period, release each Option (Old Option) for a replacement option (New Option) as set out in this rule 20.

20.2	A New Option must:

(a)	be over shares in the Acquiring Company (or some other company falling within paragraph 39(2)(b) of Schedule 3) that satisfy the requirements of paragraphs 18 to 20 and 22 of Schedule 3;

(b)
be a right to acquire such number of shares as have, immediately after grant of the New Option, a total Market Value substantially the same as the total Market Value of the Shares subject to the Old Option immediately before its release;

(c)
have an exercise price per share such that the total price payable on complete exercise of the New Option is substantially the same as the total Exercise Price payable on complete exercise of the Old Option; and

(d)	be on terms otherwise identical to the Old Option immediately before the Old Option's release.

20.3	For the purposes of this rule 20, Rollover Period has the meaning given in paragraph 38(3) of Schedule 3.

20.4	A New Option granted under rule 20.1 will be treated as having been acquired at the same time as the relevant Old Option for all other purposes of the Plan.

20.5	The Plan will be interpreted in relation to any New Options as if references to:

(a)
the Company (except for those in the definitions of Constituent Company and Eligible Company) were references to the Acquiring Company (or to any other company whose shares are subject to the New Options, as the context may require); and

(b)	the Shares were references to the shares subject to the New Options.

20.6	The Company will remain the scheme organiser of the Plan (as defined in paragraph 2(2) of Schedule 3) following the release of Options and the grant of New Options under rule 20.1.

20.7	The Acquiring Company must issue (or procure the issue of) an Option Certificate for each New Option as soon as reasonably practical.

21.	Variation of share capital

21.1
If there is a variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise), which affects (or may affect) the value of Options, the Board may adjust the number and description of Shares subject to each Option and/or the Exercise Price of each Option in a manner that the Board, in its reasonable opinion, considers to be fair and appropriate.

21.2	An adjustment under rule 21.1 must meet the following requirements:

(a)	the total Market Value of Shares subject to the Option must be substantially the same immediately after the variation of share capital as immediately before the variation of share capital;

(b)	the total amount payable on the exercise of any Option immediately after the variation of share capital must be substantially the same as immediately before the variation of share capital; and

(c)
the Exercise Price for a Share to be newly issued on the exercise of an Option must not be reduced below that Share's nominal value (unless the Board resolves to capitalise, from reserves, an amount equal to the amount by which the total nominal value of the relevant Shares exceeds the total adjusted Exercise Price, and to apply such amount to pay up the relevant Shares in full).

22.	Notices

22.1	In this rule 22:

(a)	appropriate address means:

(i)	in the case of the Company, its registered office;

(ii)	in the case of an Eligible Employee or Option Holder, their home address;

(iii)	if the Option Holder has died, and notice of the appointment of personal representatives has been given to the Company, any contact address they have specified in such notice; and

(b)	appropriate email address means:

(i)	in the case of the Company, the email address of the Company Secretary;

(ii)	in the case of an Eligible Employee or Option Holder, if they are permitted to receive personal emails at work, their work email address;

22.2	Any notice or other communication given under or in connection with the Plan shall be in writing and shall be:

(a)	delivered by hand or by pre-paid first-class post or other next working day delivery service at the appropriate address;

(b)	sent by fax to the fax number notified in writing by the recipient to the sender; or

(c)	sent by email to the appropriate email address.

22.3	Any notice or other communication given under this rule 22 shall be deemed to have been received:

(a)	if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the proper address;

(b)	if sent by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting, or at the time recorded by the delivery service;

(c)	if sent by fax, at 9.00 am on the next Business Day after transmission; and

(d)	if sent by email, at 9.00 am on the next Business Day after sending.

22.4	This rule 22 does not apply to:

(a)	the service of any notice of exercise pursuant to rule 17.1; and

(b)	the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

23.	Administration and amendment

23.1	The Board shall direct the administration of the Plan.

23.2	The Board may amend the Plan from time to time, but:

(a)
the Board may not amend a Key Feature if the effect would be that the Plan would no longer be a Schedule 3 SAYE option scheme. If the Board amends a Key Feature, the Company shall make a declaration under paragraph 40B of Schedule 3 that the Plan continues to meet the requirements of Parts 2 to 7 of Schedule 3;

(b)	while Shares are listed on the New York Stock Exchange, the Board may not make any amendment to rule 12 without the prior approval of shareholders.

23.3
The Board may establish further savings-related share option plans to operate in overseas territories (overseas plans) that are governed by rules similar to the rules of the Plan, but modified to take account of applicable tax, social security, employment, company, exchange control, trust or securities (or any other relevant) law, regulation or practice, provided that:

(a)	all overseas plans are subject to the limitation on awards set out in rule 12;

(b)	only employees of Eligible Companies who are resident in (or otherwise subject to the tax laws of) the relevant territory are entitled to benefit under any overseas plan; and

(c)	no employee has an entitlement to awards under any overseas plan greater than the maximum entitlement of an Eligible Employee under the Plan.

23.4	The cost of establishing and operating the Plan will be borne by the Constituent Companies in proportions determined by the Board.

23.5	The Company must ensure that, in order to satisfy the exercise of all Options, at all times:

(a)	it has sufficient unissued or treasury Shares available; or

(b)	arrangements are in place for any third party to transfer issued Shares, to satisfy the exercise of all the Options.

23.6	Any decision under the Plan, and whether to consider making such a decision, shall be entirely at the discretion of the Board.

23.7	The Board will determine any question of interpretation and settle any dispute arising under the Plan. In such matters the Board's decision will be final.

23.8	In making any decision or determination, or exercising any discretion under the rules, the Board shall act fairly and reasonably and in good faith.

23.9	The Company has no obligation to notify any Option Holder:

(a)	if an Option is due to lapse; or

(b)	when an Option is due to, or has, become exercisable.

23.10	The Company has no obligation to provide Option Holders with copies of any materials sent to the holders of Shares.

24.	Governing law
The Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

25.	Jurisdiction

25.1
Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or its subject matter or formation (including non-contractual disputes or claims).

25.2
Each party irrevocably consents to any process in any legal action or proceedings under rule 25.1 above being served on it in accordance with the provisions of the Plan relating to service of notices. Nothing contained in the Plan shall affect the right to serve process in any other manner permitted by law.

26.	Third party rights

26.1
A person who is not a party to the Option shall not have any rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999 except where such rights arise under any provision of the Plan for any employer or former employer of the Option Holder which is not a party.

26.2	Rule 26.1 does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

27.	Data privacy

27.1
As a condition for receiving an Option, each Option Holder acknowledges that the Company and any Eligible Company and any Associated Company may collect, use and transfer, in electronic or other form, personal data as described in this section among the Company and any Eligible Company and any Associated Company exclusively for implementing, administering and managing the Option Holder’s participation in the Plan. The Company (as above) may hold certain personal information about a Option Holder, including the Option Holder’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or (as above); and Option details, to implement, manage and administer the Plan and Options (the “Data”). The Company (as above) may transfer the Data amongst themselves as necessary to implement, administer and manage an Option Holder’s participation in the Plan, and the Company (as above) may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Option Holder’s country, or elsewhere, and the Option Holder’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Option, each Option Holder acknowledges that such recipients may receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Option Holder’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Option Holder may elect to deposit any Shares. The Data related to an Option Holder will be held only as long as necessary to implement, administer, and manage the Option Holder’s participation in the Plan. An Option Holder may, at any time, view the Data that the Company holds regarding such Option Holder, request additional information about the storage and processing of the Data regarding such Option Holder and recommend any necessary corrections to the Data regarding the Option Holder in writing, without cost, by contacting the local human resources representative.

27.2
For the purpose of operating the Plan in the European Union, the Company will collect and process information relating to Eligible Employees and Option Holders in accordance with the privacy notice which is provided to each Eligible Employee and Option Holder.